Exhibit 23.1

                     Consent of PricewaterhouseCoopers, LLP

                                                                    Exhibit 23.1



                     [PricewaterhouseCoopers LLP Letterhead]

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We  hereby   consent  to  the   incorporation   by  reference  in  this
Registration Statement on Form S-3 of our report dated February 10, 1999 relating to the financial statements, which appears in the 1998 Annual Report to Shareholders of R&G Financial Corporation, which is incorporated by reference in R&G Financial Corporation's Annual Report on Form 10-K/A for the year ended December 31, 1998. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Juan, Puerto Rico

January 21, 2000